UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2025

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2025, New Horizon Aircraft Ltd. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the Company’s shareholders approved the New Horizon Aircraft Ltd. Employee Stock Purchase Plan (the “ESPP”). The board of directors of the Company had previously approved the adoption of the ESPP effective May 1, 2024.

The ESPP provides eligible employees of the Company and its designated affiliates with the opportunity to acquire the Company’s Class A ordinary shares, without par value (the “Common Shares”), through payroll contributions, matched by the Company, up to a defined maximum percentage of the employee’s base salary. The acquisition of Common Shares is through open market purchases executed by a broker acting on behalf of the Company.

The purpose of the ESPP is to retain and incentivize eligible employees by aligning their interests with those of the Company and its shareholders. By facilitating regular purchases of the Company’s Common Shares, the ESPP encourages long-term commitment and participation in the Company’s growth and success.

The summary of the ESPP contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The disclosure set forth below in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Shareholders

At the Annual Meeting, the following proposals were submitted to the shareholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 27, 2025:

Proposal 1: The election of two directors to serve as Class II directors until the 2028 annual meeting of shareholders;

Proposal 2: The appointment of MNP LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending May 31, 2026; and

Proposal 3: The approval of the ESPP.

Voting Results

On the record date, there were (a) 43,355,189 Common Shares issued and outstanding, entitled to 43,355,189 votes in the aggregate. Of the 43,355,189 votes that were eligible to be cast by the holders of Common Shares at the Annual Meeting, 23,407,298 votes, or approximately 53.99% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s shareholders elected the following directors to serve as Class II directors until the 2028 annual meeting of shareholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Maris	15,082,875	87,732	8,236,691
Jameel Janjua	15,045,752	124,855	8,236,691

Proposal 2: Ratification of Appointment of MNP LLP.

The Company’s shareholders approved the appointment of MNP LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending May 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,164,500	68,224	174,574	—

Proposal 3: Approval of the ESPP.

The Company’s shareholders approved the proposal to adopt the ESPP. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,985,616	88,327	96,664	8,236,691

Item 7.01. Regulation FD Disclosure.

On November 26, 2025, the Company issued a press release (the “Press Release”). The Press Release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	New Horizon Aircraft Ltd. Employee Stock Purchase Plan
99.1	Press Release, dated November 26, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: November 26, 2025	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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